Exhibit 10.2

EXHIBIT A to Line of Credit Agreement

PROMISSORY NOTE

August 13, 2019

FOR VALUE RECEIVED, Aptorum Therapeutics Limited, a Cayman Islands exempted company, with a business address at 17th Floor, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong, does hereby unconditionally agree and promise to pay to the order of [               ] (the “Lender” and/or its successors and assigns (collectively, with the Lender), at, or such other place as the Lender may from time to time designate, the principal sum of [                   [ or such lesser amount as may be advanced and outstanding under the Line of Credit Agreement (as defined below) (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (defined below).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Line of Credit Agreement, of even date herewith, between the Borrower and the Lender (the “Line of Credit Agreement”).

(a)  Principal Indebtedness.  The entire Principal Indebtedness advanced under the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) the occurrence and continuation of a Default (as defined in the Line of Credit Agreement) under the Line of Credit Agreement, or (b) the third anniversary of the Maturity Date.

(b) Extension of Maturity Date. At any time prior to the Maturity Date, upon the mutual written agreement of the Lender and Borrower, the Maturity Date may be extended for up to an additional three year period, in which case “Maturity Date” shall mean such later date as is agreed upon by the parties.

(c)  Interest.  Interest shall be payable on the outstanding Principal Indebtedness at the rate of eight percent (8%) per annum (the “Interest Rate”), payable semi-annually in arrears on February 12 and August 12 in each year.   Interest at the Interest Rate on all outstanding Advances shall be payable with the then outstanding Principal Indebtedness on the Maturity Date.

(d)  All payments shall be applied first to interest and then to principal. Borrower may prepay, in whole or in part, the Principal Indebtedness and all Interest accrued at any time prior to the Maturity Date, without the prior written consent of Lender and without payment of any premium or penalty.

(e) The Borrower may prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date as provided in the Line of Credit Agreement.

(f) This Note is intended to be governed by the laws of Hong Kong.

(g) It is agreed that time is of the essence in the performance of this Note.  Upon the occurrence and during the continuation of a Default under this Note that is not cured within the applicable cure period, if any, set forth in the Line of Credit Agreement, the Lender shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable.

(h) In the event of a Default, Borrower agrees to promptly pay all of Lender’s costs and expenses incurred in attempting or effecting collection hereunder or the enforcement of this Note, including, without limitation, all attorneys’ fees and related charges, as and when incurred by Lender, whether or not any action, suit or proceeding is instituted for collection or for the enforcement of this Note; and all such costs and expenses of collection and enforcement shall be added to the principal amount outstanding of this Note.

(i) The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind.  No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

(j) All agreements between the Lender and the Borrower are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.

(k) Borrower acknowledge that Lender’s willingness to make the loan represented by this Note is based on the facts represented to Lender by Borrower as set forth in the Line of Credit Agreement.

LENDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST LENDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE.  BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

Aptorum Therapeutics Limited

By:
Name:	Darren Lui
Title:	Executive Director